Exhibit 10.2

AMENDMENT No. 4 TO EMPLOYMENT AGREEMENT

          This Amendment #4 dated as of October 7, 2009 (the “Amendment”) to that certain Employment Agreement, by and between Steven Madden, Ltd., a Delaware corporation (the “Company”) and Arvind Dharia (the “Executive”) , as amended.

W I T N E S S E T H:

          WHEREAS, the Company and the Executive are parties to that certain Employment Agreement dated as of January 1, 1998, as amended by Amendment No. 1 dated June 29, 2001, and as amended by Amendment No. 2 dated as of October 30, 2002, and as amended by Amendment No. 3 dated as of February 1, 2006, (collectively, the “Original Agreement”), a copy of which is attached hereto as Exhibit A; and

          WHEREAS, the Executive and the Company desire to amend the Original Agreement.

          NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Effective as of January 1, 2010, the Original Agreement is amended as follows:

a.	The first sentence of Section 3 of the Original Agreement shall be deleted in its entirety and in lieu thereof the following sentence shall be inserted:

“The term of this Agreement, unless sooner terminated in accordance with the provisions set forth herein, shall be for the period commencing on January 1, 2010 and terminating on December 31, 2011 (the “Term”).”

b.	Section 4.1 of the Original Agreement shall be deleted in its entirety and in lieu thereof the following paragraph shall be inserted:

“The Company shall pay to Executive an annual base salary of Five Hundred Twenty Eight Thousand Three Hundred Four Dollars and 22 cents. This shall remain Executive’s annual base salary for the duration of the Term.”

c.	Section 4.3 of the Original Agreement shall be amended by deleting the amount of $1,000.00 and inserting in lieu thereof $1,200.00.

2.	As hereinabove modified, all of the terms and provisions of the Original Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 4 of date first set forth above.

Steven Madden, Ltd.

/s/ Ed Rosenfeld

Ed Rosenfeld
Chief Executive Officer

/s/ Arvind Dharia

Arvind Dharia